UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2026

ARTELO BIOSCIENCES, INC.
(Exact name of Company as specified in its charter)

Nevada	001-38951	33-1220924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Lomas Santa Fe, Suite 160 Solana Beach, CA USA	92075
(Address of principal executive offices)	(Zip Code)

(858) 925-7049
(Company’s telephone number, including area code)

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARTL	The Nasdaq Stock Market LLC

Indicate by check mark whether the Company is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the Company has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On February 2, 2026, Artelo Biosciences, Inc. (the “Company”) received a letter from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Nasdaq Hearing Panel (the “Panel”) has determined to grant the Company’s request for an exception to cure its listing deficiencies subject to the Company demonstrating, on or before March 30, 2026, compliance with Nasdaq Listing Rule 5550(b)(1), which requires that the Company maintain stockholders’ equity of at least $2,500,000 for continued listing (the “Stockholders’ Equity Rule”), by filing a timely public disclosure describing the transactions, and its compliance with the Stockholders’ Equity Rule following such transactions, undertaken by the Company to achieve compliance and demonstrate long-term compliance with the Stockholders’ Equity Rule, and that the Company has cured its deficiency with Nasdaq Listing Rule 5620(a), which requires companies listed on Nasdaq to hold an annual meeting of shareholders no later than one year after the end of the Company’s fiscal year-end (the “Annual Meeting Rule”).

As previously disclosed, on November 19, 2025, the Company received a delist determination letter from the Staff advising the Company that the Staff had determined that the Company had not satisfied the conditions set forth in the Staff’s May 22, 2025, letter to regain compliance with the Stockholders’ Equity Rule. The Company requested a hearing before the Panel, which served to stay any further suspension or delisting action through the hearing or any extension the Panel provides, and a hearing was scheduled for January 15, 2026.

Additionally, as previously disclosed, on January 12, 2026, the Company notified the Staff that its 2025 annual meeting of stockholders (the “Annual Meeting”) was adjourned from December 31, 2025, to January 30, 2026, due to insufficient votes to constitute a quorum. As a result, on January 14, 2026, the Company received a letter from the Staff indicating that it is not in compliance with the Annual Meeting Rule, and that the Company’s non-compliance with the Annual Meeting Rule could be an additional basis for a delisting determination.

The Company acknowledged the Annual Meeting deficiency and built its plan of compliance for the Annual Meeting Rule into its hearing presentation before the Panel on January 15, 2026, which addressed the Company’s plan to regain and maintain compliance with the Stockholders’ Equity Rule. On January 30, 2026, the Company held its Annual Meeting and notified Nasdaq accordingly.

The Company intends to take all reasonable measures available to regain compliance with the Stockholders’ Equity Rule and remain listed on Nasdaq. However, there can be no assurance that the Company will be able to regain compliance with the Stockholders’ Equity Rule or maintain compliance with all other Nasdaq continued listing requirements. Pursuant to the Panel’s decision, the Company must regain compliance with the Stockholders’ Equity Rule by March 30, 2026.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2026	ARTELO BIOSCIENCES, INC.

/s/ Gregory D. Gorgas
	Name:	Gregory D. Gorgas
	Title:	Chief Executive Officer and President

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